                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  MAY 15, 2000

                                      AMONG

                               CERNER CORPORATION,

                       CERNER PERFORMANCE LOGISTICS, INC.

                                       AND

                         CITATION COMPUTER SYSTEMS, INC.




ARTICLE I  DEFINITIONS............................................................................................4

ARTICLE II  THE MERGER............................................................................................5
         Section 2.1.      .......................................................................................5
         Section 2.2.      Dissenting Shares......................................................................8
         Section 2.3.      Surrender of Certificates..............................................................9
         Section 2.4.      Affiliates............................................................................10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CERNER............................................................11
         Section 3.1.      Corporate Existence and Power.........................................................11
         Section 3.2.      Corporate Authorization...............................................................11
         Section 3.3.      Governmental Authorization............................................................11
         Section 3.4.      Non-Contravention.....................................................................11
         Section 3.5.      Cerner SEC Documents..................................................................12
         Section 3.6.      Information to be Supplied............................................................12
         Section 3.7.      Absence of Certain Changes............................................................13
         Section 3.8.      Litigation............................................................................13
         Section 3.9.      Finders' Fees.........................................................................13
         Section 3.10.     Capitalization........................................................................13
         Section 3.11.     Financial Statements; No Material Undisclosed Liabilities.............................14
         Section 3.12.     Taxes.................................................................................14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF CITATION...........................................................15
         Section 4.1.      Corporate Existence and Power.........................................................15
         Section 4.2.      Corporate Authorization...............................................................15
         Section 4.3.      Governmental Authorization............................................................15
         Section 4.4.      Non-Contravention.....................................................................16
         Section 4.5.      Capitalization........................................................................16
         Section 4.6.      Subsidiaries..........................................................................17
         Section 4.7.      Financial Statements; No Material Undisclosed Liabilities.............................17
         Section 4.8.      CITATION SEC Documents................................................................17
         Section 4.9.      Information to be Supplied............................................................18
         Section 4.10.     Absence of Certain Changes............................................................18
         Section 4.11.     Litigation............................................................................19
         Section 4.12.     Taxes.................................................................................19
         Section 4.13.     Employee Benefits.....................................................................20
         Section 4.14.     Compliance with Laws; Licenses, Permits and Registrations.............................21
         Section 4.15.     Title to Properties...................................................................22
         Section 4.16.     Intellectual Property.................................................................22
         Section 4.17.     Environmental Matters.................................................................23
         Section 4.18.     Finders' Fees; Opinions of Financial Advisor..........................................23
         Section 4.19.     Required Vote and Waiver; Board Approval..............................................24
         Section 4.20.     State Takeover Statutes...............................................................24
         Section 4.21.     Tax Treatment.........................................................................24
         Section 4.22.     Certain Agreements....................................................................24
         Section 4.23.     Employment Agreements.................................................................25





         Section 4.24.     Transactions With Directors, Officers and Affiliates..................................25
         Section 4.25.     Material Contracts....................................................................25
         Section 4.26.     Certain Business Practices. ..........................................................26
         Section 4.27.     Insurance. ...........................................................................26

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF MERGER SUB..........................................................27
         Section 5.1.      Organization..........................................................................27
         Section 5.2.      Corporate Authorization...............................................................27
         Section 5.3.      Non-Contravention. ...................................................................27
         Section 5.4.      No Business Activities. ..............................................................27
         Section 5.5.      Taxes.................................................................................27

ARTICLE VI  COVENANTS OF CITATION................................................................................27
         Section 6.1.      CITATION Interim Operations...........................................................27
         Section 6.2.      Acquisition Proposals; Board Recommendation...........................................30
         Section 6.3.      Employment Agreements.................................................................32
         Section 6.4.      Shareholder Agreement. ...............................................................32

ARTICLE VII  COVENANTS OF CITATION AND CERNER....................................................................32
         Section 7.1.      Reasonable Best Efforts...............................................................32
         Section 7.2.      Certain Filings; Cooperation in Receipt of Consents; Listing..........................32
         Section 7.3.      Public Announcements..................................................................34
         Section 7.4.      Access to Information; Notification of Certain Matters................................34
         Section 7.5.      Further Assurances....................................................................35
         Section 7.6.      Tax Treatment.........................................................................35
         Section 7.7.      Affiliates............................................................................36
         Section 7.8.      Benefit Matters.......................................................................36
         Section 7.9.      Antitrust Matters.....................................................................36
         Section 7.10.     Exemption From Liability Under Section 16(b)..........................................36
         Section 7.11.     Indemnification and Insurance.........................................................37

ARTICLE VIII  CONDITIONS TO THE MERGER...........................................................................38
         Section 8.1.      Conditions to the Obligations of Each Party...........................................38
         Section 8.2.      Conditions to the Obligations of Cerner and Merger Sub................................39
         Section 8.3.      Conditions to the Obligations of CITATION.............................................40

ARTICLE IX  TERMINATION..........................................................................................41
         Section 9.1.      Termination...........................................................................41
         Section 9.2.      Effect of Termination.................................................................42
         Section 9.3.      Termination Fees; Other Fees..........................................................43

ARTICLE X  MISCELLANEOUS.........................................................................................43
         Section 10.1.     Notices...............................................................................43
         Section 10.2.     Amendments; No Waivers................................................................44
         Section 10.3.     Assignment............................................................................44
         Section 10.4.     Governing Law.........................................................................45
         Section 10.5.     Counterparts; Effectiveness...........................................................45



         Section 10.6.     No Third Party Beneficiaries..........................................................45
         Section 10.7.     Interpretation........................................................................45
         Section 10.8.     Enforcement...........................................................................45
         Section 10.9.     Entire Agreement......................................................................45
         Section 10.10.    Severability..........................................................................45


APPENDICES

Appendix I -  Definitions


EXHIBITS

Exhibit A -    Certificate of Merger
Exhibit B -    Articles of Merger
Exhibit C -    Representation Letter from Cerner
Exhibit D -    Representation Letter from CITATION
Exhibit E -    Affiliate Agreement
Exhibit F -    List of Employees
Exhibit G -    Form of Employment Agreement
Exhibit H -    Form of Legal Opinion - CITATION
Exhibit I -    Form of Legal Opinion - Cerner
Exhibit J -    Confidentiality Agreement

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 15, 2000 (the "Agreement"), by and among Cerner Corporation, a Delaware corporation ("Cerner"), Cerner Performance Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Cerner ("Merger Sub"), and CITATION Computer Systems, Inc., a Missouri corporation ("CITATION").

                                    RECITALS:

         WHEREAS, the respective Boards of Directors of Cerner, CITATION and Merger Sub have determined that the merger of CITATION with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each issued and outstanding share of common stock, par value $.10 per share ("Common Stock"), of CITATION (the "Shares") (other than (a) Shares owned, directly or indirectly, by Cerner or any Subsidiary of Cerner and (b) dissenting shares) will be converted into the right to receive cash and shares of Cerner Common Stock as provided herein; and

         WHEREAS, the Merger and this Agreement require the affirmative vote, in accordance with applicable law and the Articles of Incorporation and By-laws of CITATION, of holders of at least two-thirds of the outstanding Shares entitled to vote thereon for the approval thereof (the "CITATION Shareholder Approval"); and

         WHEREAS, Cerner is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain directors and executive officers of CITATION who are shareholders of CITATION enter into an agreement (the "Shareholder Agreement") granting to Cerner irrevocable proxies to vote all Shares beneficially owned by such shareholders "For" the merger in connection with the CITATION Shareholder Approval and an option to purchase all Shares beneficially owned by such shareholders under certain circumstances; and

         WHEREAS, Cerner, CITATION and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the capitalized terms used in this Agreement shall have the meanings specified or referred to in Appendix I hereto which is incorporated herein by reference.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1

             (a) The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and The General and Business Corporation Law of Missouri (the "Missouri Law"), at the Effective Time CITATION shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of CITATION shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

             (b) Effective Time. As soon as practicable after the Closing of the Merger, (i) the Certificate of Merger for the Merger ("Certificate of Merger"), in substantially the form attached hereto as Exhibit A, prepared and executed in accordance with the relevant provisions of the Delaware Law, shall be filed with the Secretary of State of Delaware and (ii) the Articles of Merger for the Merger ("Articles of Merger") in substantially the form attached hereto as Exhibit B, prepared and executed in accordance with the relevant provisions of the Missouri Law shall be filed with the Secretary of State of Missouri. The parties hereto agree to take all such further actions as may be required by law to make the Merger effective. The Merger shall become effective in accordance with the terms of this Agreement, the Certificate of Merger and the Articles of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

             (c) The Closing. The Closing of the Merger and transactions contemplated by this Agreement will take place at 10:00 a.m. on a date mutually agreed upon by the parties hereto, which shall be no later than the third Business Day following the date on which all of the conditions to the obligations of the parties hereunder set forth in Article VIII hereof have been satisfied or waived. The Closing shall take place at the offices of Stinson, Mag & Fizzell, P.C., at 1201 Walnut Street, Suite 2800, Kansas City, Missouri, or such other place as may be mutually agreed upon by the parties hereto.

             (d) Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the Delaware Law and the Missouri Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub and CITATION shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and CITATION shall become the debts, liabilities and duties of the Surviving Corporation. In addition, the Merger shall have the following effects:

                    (i) Certificate of Incorporation.  The Certificate of
             Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided that Article First thereof shall be amended, effective as of the Effective Time, to read in its entirety as follows: The name of the corporation is "Cerner CITATION, Inc."

                   (ii) Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                   (iii) Board of Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                   (iv) Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

             (e) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective stockholders:

                    (i) Common Stock. With respect to each holder of record of
             Common Stock outstanding immediately prior to the Effective Time (except for persons who object to the Merger and comply with all provisions of Section 351.455 of the Missouri Law concerning the right of such holders to dissent from the Merger and demand fair value for their shares), (A) 90% of the shares of CITATION Common Stock held by such holder shall be converted into that number of shares of Cerner Common Stock determined by multiplying the number of such shares of CITATION Common Stock times the Exchange Ratio (together with any cash in lieu of fractional shares of Cerner Common Stock to be paid pursuant to Section 2.1(e)(iv)), and (B) 10% of the shares of CITATION Common Stock held by such holder shall be converted into the right to receive $5.10 in cash per share of CITATION Common Stock (collectively, the "Merger Consideration").

                    (ii) CITATION Stock held by Cerner, Merger Sub and CITATION.
             Each share of Common Stock held by CITATION as treasury stock or owned by Cerner, Merger Sub or any Cerner or CITATION Subsidiaries immediately prior to the Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

                    (iii) Merger Sub Common Stock. Each share of common stock of
             Merger Sub outstanding and each share held in treasury immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger.

                    (iv) Fractional Shares. No fraction of a share of Cerner
             Common Stock shall be issued in connection with the conversion of Common Stock in the Merger and the distribution of Cerner Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Cerner Common Stock, computed on the basis of the Average Cerner Stock Price determined as of the Closing Date.

                   (f)   Stock Options and Other Stock Compensation.

                         (i) On or prior to the Effective Time, CITATION will
                   take all action necessary such that each stock option or other stock related right or other form of stock related incentive or deferred compensation that was granted pursuant to the CITATION Employee Plans (other than CITATION's 401(k) Plan, which will receive the consideration set forth in
                   Section 2.1(e)(i)) (as defined in Section 4.13(a)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time (collectively, the "Stock Rights") shall cease to represent a right with respect to shares of Common Stock and shall be converted, at the Effective Time, into a right, on the same terms and conditions as were applicable under such Stock Right (but taking into account any changes thereto (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the Merger or the other matters contemplated by this Agreement other than existing agreements which by their terms provide for acceleration, which agreements are set forth on Schedule 2.1(f) indicating the optionees thereof), provided for in the CITATION Employee Plans or in the terms of such right by reason of this Agreement or the transactions contemplated hereby), with respect to that number of shares of Cerner Common Stock determined by multiplying the number of shares of Common Stock subject to such Stock Right, times the Exchange Ratio, rounded, if necessary, to the nearest whole share of Cerner Common Stock, at (in the case of a stock option or stock appreciation right) a price per share (rounded to the nearest one-hundredth of a cent) determined by dividing the per-share exercise price specified in such stock option or stock appreciation right, as applicable, by the Exchange Ratio; provided, however, that in the case of any stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
                   Section 424(a) of the Code.

                         (ii) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of Stock Rights appropriate notices setting forth such holders' rights pursuant to the CITATION Employee Plans (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the Merger or the other matters contemplated by this Agreement, other than pursuant to those agreements set forth on Schedule 2.1(f)) and the agreements evidencing the grants of such Stock Rights shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.1(f)(ii) after giving effect to the Merger and the terms of the CITATION Employee Plans (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the Merger or the other matters contemplated by this Agreement other than existing agreements which by their terms provide for acceleration)). To the extent permitted by law, Cerner and the Surviving Corporation shall comply with the terms of the CITATION Employee Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such CITATION Employee Plans, to have the stock options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Cerner after the Effective Time.

                         (iii) Cerner shall take all corporate action necessary
                   to reserve for issuance a sufficient number of shares of Cerner Common Stock for delivery upon exercise of Stock Rights in accordance with this Section 2.1(f). Promptly after the Effective Time, Cerner shall file a registration statement(s) on Form S-8 with respect to the shares of Cerner Common Stock subject to such stock options or other stock related rights or other forms of stock related incentive or deferred compensation, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options or other stock related rights or other forms of stock related incentive or deferred compensation remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Cerner shall administer the CITATION Employee Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

                   (g) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Common Stock or Cerner Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Merger Consideration and Exchange Ratio shall each be appropriately adjusted to provide to the holders of Common Stock or participants in the CITATION Employee Plans the same economic effect as contemplated by this Agreement prior to such event.

         SECTION 2.2. Dissenting Shares. Notwithstanding Section 2.1(e), shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares of Common Stock in accordance with Section 351.455 of the Missouri Law shall not be converted into the Merger Consideration and such holder shall be entitled only to such rights to appraisal and payment under the Missouri Law, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into the Merger Consideration. CITATION shall give the Surviving Corporation prompt notice of any demands received by CITATION for appraisal of shares of Common Stock, and the Surviving Corporation shall have the right to participate in all negotiations and proceedings with respect to such demands. CITATION shall not, except with the prior written consent of the Surviving Corporation, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 2.3. Surrender of Certificates.

                 (a) Cerner, CITATION and Merger Sub hereby appoint the Exchange Agent to act as the exchange agent in connection with the Merger. Except as otherwise provided in this Article II, from and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Common Stock (collectively, the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, (i) a certificate or certificates representing the number of whole shares of Cerner Common Stock into which such holder's shares were converted in the Merger pursuant to Section 2.1(e)(i)(A) and (ii) cash in an amount equal to the cash consideration to which such holder is entitled to receive pursuant to Section 2.1(e)(i)(B). Prior to the Effective Time, the Surviving Corporation will deliver to the Exchange Agent, in trust for the benefit of the holders of Common Stock and Cerner Common Stock,
         (i) certificates representing all of the shares of Cerner Common Stock to be issued in connection with the Merger pursuant to Section 2.1(e)(i)(A), (ii) cash in an amount sufficient for payment in lieu of fractional shares necessary to make the exchanges contemplated by this
         Article II on a timely basis, and (iii) cash in an amount equal to the cash portion of the Merger Consideration pursuant to Section 2.1(e)(i)(B) (such shares of Cerner Common Stock and cash together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                 (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor, certificates representing shares of Cerner Common Stock as set forth in this Article II and the cash portion of the Merger Consideration, and such Certificate shall forthwith be canceled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Cerner until the surrender of such holder's Certificate for a certificate or certificates representing shares of Cerner Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable with record dates after the Effective Time, but that were not paid by reason of the foregoing, with respect to the number of whole shares of Cerner Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by Cerner from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Cerner Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Cerner Common Stock as the case may be, is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Cerner that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive shares of Cerner Common Stock (and cash in lieu of fractional shares) and the cash portion of the Merger Consideration as provided in this Article II without any interest thereon.

                 (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for shares of Cerner Common Stock (and cash in lieu of fractional shares) as provided in this Article II, in accordance with the procedures set forth in this Section 2.3.

                 (d) Any portion of the Exchange Fund made available to the Exchange Agent which remains undistributed to the former shareholders of CITATION for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of CITATION who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration and any dividends or distributions with respect to Cerner Common Stock.

                 (e) None of CITATION, Cerner, or the Surviving Corporation shall be liable to any holder of shares of Common Stock for the Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         SECTION 2.4. Affiliates. Notwithstanding anything to the contrary herein, to the full extent permitted by law, no certificates representing shares of Cerner Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of CITATION in accordance with Section 7.7 hereof, until such Person has executed and delivered an Affiliate Agreement pursuant to Section 7.7.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CERNER

         Except as disclosed in the Cerner Disclosure Schedule delivered to CITATION separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), Cerner represents and warrants to CITATION that:

         SECTION 3.1. Corporate Existence and Power. Cerner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Cerner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Cerner Material Adverse Effect.

         SECTION 3.2. Corporate Authorization. The execution, delivery and performance by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby are within Cerner's corporate powers and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of CITATION, this Agreement constitutes a valid and binding agreement of Cerner, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.3. Governmental Authorization. The execution, delivery and performance by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) Articles of Merger in accordance with the Missouri Law, (ii) a Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which Cerner or any Cerner Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") by Cerner and CITATION; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a Cerner Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of Cerner to consummate the transactions contemplated by this Agreement.

         SECTION 3.4. Non-Contravention. The execution, delivery and performance by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby do not and will not (a) contravene or conflict with Cerner's Certificate of Incorporation or Bylaws, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Cerner or any Cerner Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Cerner or any Cerner Subsidiary or to a loss of any benefit or status to which Cerner or any Cerner Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Cerner or any Cerner Subsidiary or any license, franchise, permit or other similar authorization held by Cerner or any Cerner Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of Cerner or any Cerner Subsidiary other than, in the case of each of clauses (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a Cerner Material Adverse Effect or
(y) prevent or materially impair the ability of Cerner to consummate the transactions contemplated by this Agreement.

         Section 3.5.   Cerner SEC Documents.

                 (a) Cerner has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since January 1, 1995. No Cerner Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

                 (b) As of its filing date, each Cerner SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

                 (c) No Cerner SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Cerner SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (d) Cerner and the Cerner Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Cerner and the Cerner Subsidiaries are recorded in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. No part of Cerner's or any Cerner Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Cerner or such Subsidiary.

         SECTION 3.6.   Information to be Supplied.

                 (a) The information to be supplied by Cerner expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to Cerner) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                 (b) Notwithstanding the foregoing, Cerner makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on and in accordance with information supplied by CITATION.

         SECTION 3.7. Absence of Certain Changes. Since January 1, 2000, except as otherwise expressly contemplated by this Agreement, Cerner and the Cerner Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Cerner or any Cerner Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have a Cerner Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Cerner Material Adverse Effect or (c) any incurrence, assumption or guarantee by Cerner of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

         SECTION 3.8. Litigation. Section 3.8 of the Cerner Disclosure Schedule contains a list and description of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of Cerner threatened against, Cerner or any Cerner Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, is reasonably likely to have, a Cerner Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Cerner that are reasonably likely to have, individually or in the aggregate, a Cerner Material Adverse Effect.

         SECTION 3.9. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, Cerner or any Cerner Subsidiary who might be entitled to any fee or commission from CITATION or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.10. Capitalization. The authorized capital stock of Cerner consists of 150,000,000 shares of Cerner Common Stock and 1,000,000 shares of preferred stock. At the close of business on April 1, 2000, (i) 33,802,391 shares of Cerner Common Stock were issued and outstanding, (ii) stock options and warrants to purchase an aggregate 14,031,988 shares of Cerner Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 5,241,303 shares of Cerner Common Stock were exercisable), (iii) no shares of Cerner Common Stock were held in its treasury, except as disclosed in the Cerner Financial Statements, (iv) no shares of preferred stock of Cerner were issued and outstanding, and (v) no stock options and warrants to purchase preferred stock of Cerner were issued and outstanding, other than the rights issued in connection with the Amended and Restated Rights Agreement, dated March 12, 1999, by and between Cerner and Exchange Agent. All outstanding shares of capital stock of Cerner have been duly authorized and validly issued and are fully paid and nonassessable.

         SECTION 3.11.  Financial Statements; No Material Undisclosed
                        Liabilities.

                 (a) The audited consolidated balance sheets of Cerner as of January 3, 1998, January 2, 1999 and January 1, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended and the notes thereto (the "Cerner Financial Statements") fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto), the financial position of Cerner as of the dates thereof and its results of operations, stockholders' equity and consolidated cash flows for the periods then ended.

                 (b) There are no liabilities of Cerner of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of Cerner, other than:

                        (i) liabilities or obligations disclosed or provided for
                 in the Cerner Balance Sheet or disclosed in the notes thereto;

                        (ii) liabilities or obligations under this Agreement or
                 incurred in connection with the transactions contemplated hereby; and

                        (iii) other liabilities or obligations that individually
                 or in the aggregate, would not be reasonably likely to have a Cerner Material Adverse Effect.

         SECTION 3.12.  Taxes.

                 (a) All Tax returns, statements, reports and forms (collectively, the "Cerner Returns") required to be filed with any taxing authority by, or with respect to, Cerner and the Cerner Subsidiaries have been filed in substantial compliance with all applicable laws.

                 (b) Cerner has timely paid all Taxes shown as due and payable on the Cerner Returns that have been so filed, and all other Taxes not subject to reporting obligations, and as of the time of filing, the Cerner Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Cerner and the Cerner Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the Cerner Balance Sheet).

                 (c) Cerner has made provision for all Taxes payable by them for which no Cerner Return has yet been filed.

                 (d) The charges, accruals and reserves for Taxes with respect to Cerner reflected on the Cerner Balance Sheet are materially adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

                 (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Cerner in respect of any Tax that is reasonably likely to have a Cerner Material Adverse Effect.

                 (f) Cerner has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Cerner was the common parent.

                 (g) Cerner does not hold any asset subject to a consent under
         Section 341(f) of the Code.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF CITATION

         Except as disclosed in the CITATION Disclosure Schedule delivered to Cerner separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), CITATION represents and warrants to Cerner that:

         SECTION 4.1. Corporate Existence and Power. CITATION is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, and has all corporate powers required to carry on its business as now conducted. CITATION is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a CITATION Material Adverse Effect. CITATION has heretofore made available to Cerner true and complete copies of CITATION's Articles of Incorporation and Bylaws as currently in effect.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance by CITATION of this Agreement and the consummation by CITATION of the transactions contemplated hereby are within CITATION's corporate powers and, except for the CITATION Shareholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of Cerner and Merger Sub, this Agreement constitutes a valid and binding agreement of CITATION, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.3. Governmental Authorization. The execution, delivery and performance by CITATION of this Agreement and the consummation by CITATION of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) the Articles of Merger in accordance with the Missouri Law,

   (ii) the Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which CITATION or any CITATION Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a CITATION Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of CITATION to consummate the transactions contemplated by this Agreement.

         SECTION 4.4. Non-Contravention. The execution, delivery and performance by CITATION of this Agreement and the consummation by CITATION of the transactions contemplated hereby do not and will not (a) contravene or conflict with CITATION's Articles of Incorporation or Bylaws, (b) assuming compliance with the matters referred to in Section 4.3 and the CITATION Shareholder Approval, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to CITATION, (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of CITATION or any CITATION Subsidiary or to a loss of any benefit or status to which CITATION is entitled under any provision of any agreement, contract or other instrument binding upon CITATION or any CITATION Subsidiary or any license, franchise, permit or other similar authorization held by CITATION, or (d) result in the creation or imposition of any Lien on any asset of CITATION other than, in the case of each of clauses (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a CITATION Material Adverse Effect or (y) prevent or materially impair the ability of CITATION to consummate the transactions contemplated by this Agreement.

         SECTION 4.5.  Capitalization.

         (a) The authorized capital stock of CITATION consists of 10,000,000 shares of Common Stock and 5,000,000 shares of CITATION Preferred Stock. At the close of business on May 12, 2000, (i) 3,876,655 shares of Common Stock were issued and outstanding, (ii) stock options ("CITATION Stock Options") and warrants ("CITATION Warrants") to purchase an aggregate of 471,500 shares of Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 381,898 shares of Common Stock were exercisable),
   (iii) no shares of Common Stock were held in its treasury, (iv) no shares of CITATION Preferred Stock were issued and outstanding, and (v) no stock options and warrants to purchase CITATION Preferred Stock were issued and outstanding. All outstanding shares of capital stock of CITATION have been duly authorized and validly issued and are fully paid and nonassessable.

         (b) As of the date hereof, except (i) as set forth in this Section 4.5, and (ii) for changes since March 31, 2000, resulting from the exercise of stock options outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of CITATION, (y) securities of CITATION convertible into or exchangeable for shares of capital stock or voting securities of CITATION, or (z) options or other rights to acquire from CITATION, and no obligation of CITATION to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CITATION (the items in clauses (x), (y) and (z) being referred to collectively as the "CITATION Securities"). There are no outstanding obligations of CITATION or any CITATION Subsidiary to repurchase, redeem or otherwise acquire any CITATION Securities. There are no outstanding contractual obligations of CITATION to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no stockholder agreements, voting trusts or other agreements or understandings to which CITATION is a party, or of which CITATION is aware, relating to voting, registration or disposition of any shares of capital stock of CITATION or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of CITATION.

         SECTION 4.6. Subsidiaries. Except as set forth on the CITATION Disclosure Statement, CITATION does not have any subsidiaries and does not own or control, directly or indirectly, any stock or equity interest in any corporation or other Person.

         SECTION 4.7. Financial Statements; No Material Undisclosed Liabilities.

                 (a) The audited consolidated balance sheets of CITATION as of March 31, 1998 and 1999 and the draft audited consolidated balance sheet as of March 31, 2000, together with the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended in the case of fiscal 1998 and 1999 and the draft audited financial statements in the case of fiscal 2000, and the notes thereto (the "CITATION Financial Statements") fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto), the financial position of CITATION as of the dates thereof and its results of operations, shareholders' equity and consolidated cash flows for the periods then ended.

                 (b) There are no liabilities of CITATION of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of CITATION, other than:

                      (i) liabilities or obligations disclosed or provided for in the CITATION Balance Sheet or disclosed in the notes thereto;

                      (ii) liabilities or obligations under this Agreement or
                 incurred in connection with the transactions contemplated hereby; and

                      (iii) other liabilities or obligations that individually
                 or in the aggregate, would not be reasonably likely to have a CITATION Material Adverse Effect.

         SECTION 4.8. CITATION SEC Documents.

                 (a) CITATION has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since March 31, 1995. No CITATION

         Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

                 (b) As of its filing date, each CITATION SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

                 (c) No CITATION SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No CITATION SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (d) CITATION and the CITATION Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of CITATION and the CITATION Subsidiaries are recorded in conformity with GAAP applied on a consistent basis. No part of CITATION's or any CITATION Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of CITATION or such Subsidiary.

         SECTION 4.9.  Information to be Supplied.

                 (a) The information to be supplied by CITATION expressly for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply (with respect to information relating to CITATION) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                 (b) Notwithstanding the foregoing, CITATION makes no representation or warranty with respect to any statements made or incorporated by reference in the Joint Proxy Statement/Prospectus based on and in accordance with information supplied by Cerner.

         SECTION 4.10. Absence of Certain Changes. Since March 31, 2000, except as otherwise expressly contemplated by this Agreement, CITATION has conducted its business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of

CITATION that, individually or in the aggregate, has had or would be reasonably likely to have a CITATION Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a CITATION Material Adverse Effect or (c) any incurrence, assumption or guarantee by CITATION of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

         SECTION 4.11. Litigation. Section 4.11 of the CITATION Disclosure Schedule contains a list of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of CITATION threatened against, CITATION or any of its respective assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, is reasonably likely to have a CITATION Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against CITATION that are reasonably likely to have, individually or in the aggregate, a CITATION Material Adverse Effect.

         SECTION 4.12. Taxes.

                 (a) All Tax returns, statements, reports and forms (collectively, the "CITATION Returns") required to be filed with any taxing authority by, or with respect to, CITATION and the CITATION Subsidiaries have been filed in substantial compliance with all applicable laws.

                 (b) CITATION has timely paid all Taxes shown as due and payable on the CITATION Returns that have been so filed, and all other Taxes not subject to reporting obligations, and as of the time of filing, the CITATION Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of CITATION and the CITATION Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the CITATION Balance Sheet).

                 (c) CITATION has made provision for all Taxes payable by them for which no CITATION Return has yet been filed.

                 (d) The charges, accruals and reserves for Taxes with respect to CITATION reflected on the CITATION Balance Sheet are materially adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

                 (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to CITATION in respect of any Tax that is reasonably likely to have a CITATION Material Adverse Effect.

                 (f) CITATION has not been a member of an affiliated, consolidated, combined or unitary group other than one of which CITATION was the common parent.

                 (g) CITATION does not hold any asset subject to a consent under Section 341(f) of the Code.

         SECTION 4.13. Employee Benefits.

                 (a) Section 4.13(a) of the CITATION Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan,", as defined in Section 3(3) of Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by CITATION or any of its ERISA Affiliates and covers any employee or former employee of CITATION or any CITATION Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Cerner together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), all summary plan descriptions and material employee communications prepared in connection with any such plan. Such plans are referred to collectively herein as the "CITATION Employee Plans." For purposes of this Section 4.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under
         Section 414 of the Code.

                 (b) No CITATION Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. At no time has CITATION or any of its ERISA Affiliates contributed to, or been required to contribute to, any "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or any other plan subject to Title IV of ERISA (a "Retirement Plan"), and neither CITATION nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan. To the Knowledge of CITATION, no condition exists and no event has occurred that would be reasonably likely to constitute grounds for termination of any CITATION Employee Plan that is a Retirement Plan or, with respect to any CITATION Employee Plan that is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA and neither CITATION nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that would be reasonably likely to have a CITATION Material Adverse Effect. To the Knowledge of CITATION, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any CITATION Employee Plan has occurred that will make CITATION or any CITATION Subsidiary, or any officer or director of CITATION or any CITATION Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a CITATION Material Adverse Effect.

                 (c) Each CITATION Employee Plan that is intended to be qualified under Section 401(a) of the Code now meets, and at all times since its inception have met, the requirements for such qualification other than such requirements for which a remedial amendment period has not expired, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. CITATION has furnished, or will make available upon request, to Cerner copies of the most recent Internal Revenue Service determination letters with respect to each such CITATION Employee Plan. Each CITATION Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any CITATION Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such CITATION Employee Plan. All material reports, returns and similar documents with respect to each CITATION Employee Plan required to be filed with any governmental agency or distributed to any CITATION Employee Plan participant have been duly timely filed and distributed.

                 (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would be reasonably likely to obligate CITATION to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

                 (e) Except as disclosed in writing to Cerner prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any CITATION Employee Plan that would increase materially the expense of maintaining such CITATION Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended March 31, 2000.

                 (f) No CITATION Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of CITATION or any Subsidiary.

         SECTION 4.14. Compliance with Laws; Licenses, Permits and
                       Registrations.

                 (a) CITATION is not in violation of, nor has CITATION violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a CITATION Material Adverse Effect.

                 (b) CITATION has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all

         Governmental Entities required by CITATION to carry on its business as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a CITATION Material Adverse Effect.

         SECTION 4.15. Title to Properties.

                 (a) CITATION has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that do not materially interfere with the ability of CITATION to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which CITATION has leasehold interests, are free and clear of all Liens, except for Liens that do not and will not materially interfere with the ability of CITATION to conduct its business as currently conducted.

                 (b) CITATION (i) is in substantial compliance with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and (ii) enjoys peaceful and undisturbed possession under all such leases.

         SECTION 4.16. Intellectual Property.

                 (a) CITATION owns or has a valid license to use: (i) all Marks; (ii) all Patents; (iii) all Copyrights; and (iv) all Trade Secrets; necessary to (x) carry on the business of CITATION as currently conducted or as proposed to be conducted by the Surviving Corporation, to (y) make, have made, use, distribute and sell all products currently sold by CITATION and all products in development, in each case, reasonably necessary to conduct CITATION's business in the manner conducted on the date hereof.

                 (b) There are no outstanding and, to CITATION's Knowledge, no threatened disputes or disagreements with respect to any agreement to which CITATION is a party, relating to any of CITATION's Marks, Patents, Copyrights, or Trade Secrets (collectively, "CITATION Intellectual Property").

                 (c) CITATION is the owner of all right, title, and interest in and to the CITATION Intellectual Property, free and clear of all Liens and other adverse claims.

                 (d) All former and current employees of CITATION have executed written contracts with CITATION that assign to CITATION all rights to any inventions, improvements, discoveries, or information relating to the business of CITATION. To CITATION's Knowledge, no employee of CITATION has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than CITATION.

                 (e) All of the Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions.

                 (f) CITATION uses reasonable procedures to keep its Trade Secrets confidential, and CITATION's Trade Secrets have been disclosed only under written agreements that require the recipient to hold such Trade Secrets confidential.

                 (g) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To CITATION's Knowledge, there is no potentially interfering patent or patent application of any third party.

                 (h) To CITATION's Knowledge, no CITATION Intellectual Property is infringed or, to CITATION's Knowledge, has been challenged or threatened in any way. To CITATION's Knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by CITATION infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

                 (i) Other than the software licenses set forth in the CITATION Disclosure Schedules, CITATION is not required to make any payments to any third parties in connection with third party technology embedded in the CITATION Intellectual Property.

                 (j) All products made, used, or sold under the Patents have been marked with the proper patent notice.

         SECTION 4.17. Environmental Matters.

                 (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have a CITATION Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or to the Knowledge of CITATION, threatened by any Person against, CITATION with respect to any applicable Environmental Law and (ii) to the Knowledge of CITATION, CITATION is and has been in compliance with all applicable Environmental Laws.

                 (b) The term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals, hazardous substances, hazardous materials or hazardous wastes as any of those terms is regulated or defined by Environmental Laws.

         SECTION 4.18. Finders' Fees; Opinions of Financial Advisor.

                 (a) Except for A.G. Edward & Sons, Inc. and AristaQuest, Inc., there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, CITATION or who might be entitled to any fee or commission from CITATION or Cerner or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                 (b) CITATION has received the oral opinion of A.G. Edwards & Sons, Inc., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Common Stock (other than Cerner and any Cerner Subsidiary).

         SECTION 4.19. Required Vote and Waiver; Board Approval.

                 (a) The only vote or waiver of rights of the holders of any class or series of capital stock of CITATION required by law, rule or regulation to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Merger, is the affirmative vote of the holders of more than two-thirds of the outstanding shares of Common Stock in favor of the approval and adoption of this Agreement and approval of the CITATION Merger and the transactions contemplated hereby.

                 (b) CITATION's Board of Directors has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of CITATION and its shareholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend to such shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof at a special meeting of the shareholders of CITATION duly held for such purpose (the "CITATION Shareholders Meeting").

         SECTION 4.20. State Takeover Statutes. CITATION has taken all actions required to be taken by it in order to exempt this Agreement, the Shareholder Agreement and the transactions contemplated by each of them, including the exercise of the options granted in the Shareholder Agreement, from the provisions of Section 351.459 of the Missouri Law, and accordingly, such Sections do not apply to the Merger or any of such transactions. No other "control share acquisition," "business combination," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement, the Merger or any of the transactions contemplated hereby.

         SECTION 4.21. Tax Treatment. Neither CITATION nor any of its Affiliates has taken or agreed to take, or will take, any action or is aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.

         SECTION 4.22. Certain Agreements. Neither CITATION nor any of its Affiliates (i) are parties to or otherwise bound by any agreement or arrangement that limits or otherwise restricts CITATION, the Surviving Corporation or any of their respective Affiliates from engaging or competing in any line of business or in any locations, which agreement or arrangement is material to the business of CITATION or would be material to the business of the Surviving Corporation (assuming the Merger has taken place), in either case taken as a whole and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of CITATION or any CITATION Subsidiary or otherwise waived, released or assigned any material rights, claims or benefits of CITATION or any CITATION Subsidiary thereunder.

         SECTION 4.23. Employment Agreements. There exists (i) no union, guild or collective bargaining agreement to which CITATION is a party, (ii) no employment, consulting or severance agreement between CITATION and any Person (except for consulting agreements that individually, and in the aggregate, are not material to CITATION), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which CITATION is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Merger or the other transactions contemplated hereby.

         SECTION 4.24. Transactions With Directors, Officers and Affiliates. Except for any of the following matters which would not be required to be disclosed pursuant to Item 404 of Regulation S-K of the Commission (assuming CITATION were subject to such Item), since March 31, 1999, there have been no transactions between CITATION or any of its Subsidiaries and any director, officer, employee, shareholder or "Affiliate" (as identified pursuant to Section
7.7 hereof) of CITATION, including, without limitation, loans, guarantees or pledges to, by or for CITATION, from, to, by or for any of such Persons. Except for any of the following matters which would not be required to be disclosed pursuant to Item 404 of Regulation S-K of the Commission (assuming that CITATION was subject to such Item), since March 31, 1999, none of the officers or directors of CITATION, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of CITATION or has competed with or been engaged in any business of the kind being conducted by CITATION. Since March 31, 1999, none of the compensation that would be required to be disclosed pursuant to Item 402 of Regulation S-K of the Commission (assuming CITATION were subject to such Item) to all directors, officers, employees, shareholders or "Affiliates" of CITATION has been increased in a manner that is inconsistent with the past practices of CITATION.

         SECTION 4.25. Material Contracts. Schedule 4.25 of the CITATION Disclosure Schedule lists all material contracts and agreements to which, as of the date hereof, CITATION is a party or by which is bound or under which CITATION has or may acquire any rights, which involve or relate to (i) obligations of CITATION for borrowed money or other indebtedness where the amount of such obligations exceeds $75,000 individually, (ii) the lease by CITATION, as lessee or lessor, of real property for rent of more than $75,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by CITATION on terms that are customary and consistent with the past practice of CITATION and in amounts and at prices substantially consistent with past practices of CITATION) or services with an aggregate minimum purchase price of more than $75,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $75,000 of the consolidated revenues of CITATION during the fiscal year ended March 31, 2000 or under which CITATION received or paid license or other fees in excess of $75,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $75,000, (vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of CITATION or any other Person which; (vii) any collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of CITATION (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor,
(D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person; (ix) any currency hedging; (x) individual capital expenditures or commitments in excess of $75,000; or (xi) powers of attorney. All such contracts and agreements are duly and validly executed by CITATION and are in full force and effect in all material respects. CITATION has not materially violated or breached, or committed any material default under, any contract or agreement, and, to the Knowledge of CITATION, no other Person has materially violated or breached, or committed any material default under, any contract or agreement. No event has occurred which, after notice or the passage of time or both, would constitute a default by CITATION under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses
(A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have a CITATION Material Adverse Effect. All such contracts and agreements will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

     SECTION 4.26. Certain Business Practices. Neither CITATION nor to the Knowledge of CITATION any director, officer, agent or employee of CITATION has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (assuming for purposes of this Section 4.26 that CITATION is subject to Section 30A of the Exchange Act) or
(iii) made any other unlawful payment.

     SECTION 4.27. Insurance. CITATION has made available to Cerner a summary of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of CITATION . Each of such insurance policies is in full force and effect. Since January 1, 1995, CITATION has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy,
(ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of CITATION other than claims incurred in the ordinary course of business.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Merger Sub represents and warrants to CITATION as follows:

     SECTION 5.1. Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Cerner.

     SECTION 5.2. Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and assuming this Agreement constitutes a valid and binding agreement of CITATION, constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles.

     SECTION 5.3. Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement do not and will not contravene or conflict with its certificate of incorporation or bylaws.

     SECTION 5.4. No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement. Merger Sub has no subsidiaries.

     SECTION 5.5. Taxes. Merger Sub has not taken or agreed to take, will not take, and is not aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.



                                   ARTICLE VI

                              COVENANTS OF CITATION

     CITATION agrees that:

     SECTION 6.1. CITATION Interim Operations. Except as set forth in the CITATION Disclosure Schedule or as otherwise expressly contemplated or permitted hereby, or as required by any Governmental Entity of competent jurisdiction, without the prior consent of Cerner, from the date hereof until the Effective Time, CITATION shall conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization,
(ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for CITATION to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as otherwise expressly contemplated or permitted by this Agreement, or as required by a Governmental Entity of competent jurisdiction, from the date hereof until the Effective Time, without the prior consent of Cerner, CITATION shall not:

          (a) amend its Articles of Incorporation or By-laws;

          (b) split, combine or reclassify any shares of capital stock of CITATION or declare, set aside or pay any dividend;

          (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) a number of shares of capital stock equal to that number of shares underlying options forfeited prior to the Closing by former CITATION employees, pursuant to the CITATION Employee Plans, or (B) Common Stock upon the exercise of stock options or warrants in accordance with their present terms or upon exercise of options issued pursuant to clause (A) of this Section 6.1(c)(i); or (ii) amend in any respect any term of any outstanding security of CITATION;

          (d) other than in connection with transactions not prohibited by
     Section 6.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for CITATION made available to Cerner, or (ii) incurred in the ordinary course of business of CITATION and consistent with past practice;

          (e) except in the ordinary course of business, acquire (whether pursuant to cash merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $75,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $75,000, but in no event shall the expenditures, commitments, obligations or liabilities made, incurred or assumed, as the case may be, by CITATION pursuant to Sections 6.1(d) and 6.1(e) exceed $250,000 in the aggregate;

          (f) sell, lease, license, perform services, encumber or otherwise dispose of any assets, other than (i) sales or licenses of finished goods or the performance of services in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of CITATION's business and (iii) assets related to discontinued operations of CITATION or any CITATION Subsidiary;

          (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of CITATION, (iii) make any loans, advances or capital contributions to or investments in, any other Person, or (iv) guarantee any debt securities or indebtedness of others in any case in an amount in excess of $50,000, except, in each case, in the ordinary course of business consistent with past practice (which exception shall include, without limitation, borrowings under CITATION's existing credit agreements and overnight borrowings);

          (h) (i) enter into any agreement or arrangement that limits or otherwise restricts CITATION or any of its Affiliates or any successor thereto or that would, after the Effective Time, limit or restrict CITATION or the Surviving Corporation, or any of their respective Affiliates, from engaging or competing in any line of business or in any location, or (ii) enter into, amend, modify or terminate any material contract, agreement or arrangement of CITATION or otherwise waive, release or assign any material rights, claims or benefits of CITATION thereunder; provided, however, that this Section 6.1(h) shall not prevent CITATION from entering into material contracts with customers, suppliers or distributors, so long as such contracts are entered into in the ordinary course and consistent with CITATION's prior practice;

          (i) (i) except as required by law or a written agreement existing on or prior to the date hereof, or as consistent with past practice and routine raises on anniversary dates, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law, a written agreement existing on or prior to the date hereof, or a CITATION severance policy existing as of the date hereof, grant any severance or termination pay to any director, officer or employee of CITATION or, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business consistent with past practice and containing only normal and customary terms, or make any contribution to any existing such plan or (iv) except as may be required by law or a written agreement or employee benefit plan existing on or prior to the date hereof, or as contemplated by this Agreement, enter into, amend in any respect, or accelerate the vesting under any CITATION Employee Plan, employment agreement, option, license agreement or retirement agreements, or (v) hire any employee with an annual base salary in excess of $75,000;

          (j) change (x) CITATION's methods of accounting in effect at March 31, 2000 except as required by changes in GAAP, as concurred with by its independent public accountants, or (y) CITATION's fiscal year;

          (k) (i) settle, propose to settle or commence, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of CITATION, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice of liabilities (x) recognized or disclosed in the CITATION Financial Statements (or the notes thereto) or (y) incurred since the date of such Financial Statements in the ordinary course of business consistent with past practice, or (ii) make any material Tax election or enter into any settlement or compromise of any Tax liability other than in the ordinary course of business consistent with past practices and containing only normal and customary terms;

          (l) enter into any new material line of business;

          (m) except to the extent required to comply with its obligations hereunder or required by law, CITATION shall not amend or propose to so amend its Articles of Incorporation, Bylaws or other governing documents; or

          (n) agree, resolve or commit to do any of the foregoing.

     SECTION 6.2.  Acquisition Proposals; Board Recommendation.

          (a) CITATION agrees that it shall not, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of CITATION, directly or indirectly, to (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for CITATION, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for CITATION, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of CITATION equity securities or (iv) enter into any agreement with respect to any Acquisition Proposal for CITATION; provided, however, that if, at any time prior to receipt of the CITATION Shareholder Approval, CITATION's Board of Directors reasonably determines in good faith, after receipt of written advice from outside counsel and independent financial advisor of CITATION, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to CITATION's shareholders under applicable law, CITATION may, in response to an Acquisition Proposal for CITATION made after the date of this Agreement which was not solicited by CITATION or its representatives or agents and which did not otherwise result from a breach of this Section 6.2, and which is reasonably likely to lead to a Superior Proposal, and subject to compliance with Section 6.2(c)
     (x) furnish information with respect to CITATION to any person pursuant to a customary confidentiality agreement including customary standstill provisions (as determined by CITATION after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal for CITATION.

          (b) Neither the Board of Directors of CITATION nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Cerner, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 6.2(d), modify, or propose publicly to modify, in a manner adverse to Cerner, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal for CITATION or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal for CITATION. Notwithstanding the foregoing, if at any time prior to receipt of CITATION Shareholder Approval the Board of Directors of CITATION determines in good faith, after receipt of written opinions from outside counsel and independent financial advisor of CITATION, that it has received an Acquisition Proposal for CITATION that constitutes a Superior

     Proposal which did not result from a breach of this Section 6.2 and that failure to do one of the following could reasonably be expected to be a breach of its fiduciary duties to CITATION's shareholders under applicable Law, the Board of Directors of CITATION may (subject to this and the following sentences), after paying to Cerner the Termination Fee, (x) withdraw or modify its approval or recommendation of the Merger and this Agreement, (y) approve or recommend the Superior Proposal (as defined below), or (z) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause CITATION to enter into any Acquisition Agreement with respect to the Superior Proposal), but in each of the cases set forth in clause (x), (y) or (z), only at a time prior to receipt of the CITATION Shareholder Approval and only at a time that is after the tenth business day following Cerner's receipt of written notice advising Cerner that the Board of Directors of CITATION has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. Any such withdrawal or modification of the recommendation of the Merger and this Agreement and the transactions contemplated hereby shall not change the approval of the Board of Directors of CITATION for purposes of causing
     Section 351.459 of the Missouri Law to be inapplicable to the Merger and this Agreement, the transactions contemplated hereby and Cerner's entering into the Shareholder Agreement and acquiring shares of Common Stock upon exercise of the options granted therein. For all purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the CITATION Securities then outstanding (whether pursuant to a tender or exchange offer, merger, consolidation, share exchange, or other business combination) or all or substantially all the assets of CITATION and otherwise on terms which the Board of Directors of CITATION determines in its good faith judgment (based on a written opinion of CITATION's financial advisor) to be materially more favorable to CITATION and its shareholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by Cerner in response to such proposal, the Person making the proposal, any legal or regulatory considerations and all other relevant financial and strategic considerations, including the timing of the consummation of such transactions) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of CITATION, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of CITATION set forth in paragraphs
     (a) and (b) of this Section 6.2, CITATION shall immediately advise Cerner orally and in writing of any request for information or of any Acquisition Proposal for CITATION, the material terms and conditions of such request or Acquisition Proposal for CITATION and the identity of the person making such request or Acquisition Proposal for CITATION. CITATION will keep Cerner fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal for CITATION. If, after CITATION receives a Superior Proposal, Cerner desires to continue negotiations with CITATION with respect to the Merger, CITATION agrees to negotiate in good faith with Cerner.

          (d) Nothing contained in this Section 6.2 shall prohibit CITATION from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to CITATION's shareholders if, in the good faith judgment of the Board of Directors of CITATION, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to CITATION's shareholders under applicable Law; provided, however, neither CITATION nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal for CITATION.

     SECTION 6.3. Employment Agreements. CITATION agrees to use its reasonable best efforts to cause each of the employees of CITATION identified in Exhibit F hereto to execute and deliver to Cerner employment agreements in the form attached hereto as Exhibit G. CITATION agrees that it will not terminate the employment of J. Robert Copper, Richard D. Neece, or any of the employees of CITATION identified on Exhibit F hereto, without the prior written consent of Cerner.

     SECTION 6.4. Shareholder Agreement. CITATION agrees to use its reasonable best efforts to cause each of the shareholders of CITATION who is a party to the Shareholders Agreement to comply with the covenants set forth in Article IV of the Shareholders Agreement.

                                  ARTICLE VII

                        COVENANTS OF CITATION AND CERNER

     The parties hereto agree that:

     SECTION 7.1. Reasonable Best Efforts. Subject to the terms and conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

     SECTION 7.2. Certain Filings; Cooperation in Receipt of Consents; Listing. As promptly as reasonably practicable after the date hereof, CITATION and Cerner shall prepare and Cerner shall file with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as Cerner's prospectus. Each of CITATION and Cerner shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. CITATION shall mail the Joint Proxy Statement/Prospectus to its shareholders as promptly as reasonably practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Joint Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. On or before the effectiveness of the Registration Statement, CITATION shall file the Joint Proxy/Prospectus with the SEC. Cerner and CITATION shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of shares of Cerner Common Stock in the Merger.

          (a) No amendment or supplement to the Joint Proxy Statement/Prospectus will be made by CITATION or Cerner without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the shares of Cerner Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, in each case, whether orally or in writing. If at any time prior to the Effective Time, CITATION or Cerner discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with respect thereto, and with respect to the Registration Statement, as the case may be, with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of CITATION.

          (b) CITATION and Cerner shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers, (iii) setting a mutually acceptable date for the CITATION Shareholders Meeting, and (iv) taking all lawful action to call, give notice of, convene and hold the CITATION Shareholders Meeting for the purpose of obtaining the requisite votes to approve and adopt this Agreement, the Merger and the other matters contemplated by this Agreement. The Board of Directors of CITATION shall, subject to its fiduciary duties under applicable law, declare the advisability of and recommend adoption and approval of this Agreement, the Merger and the other matters contemplated by this Agreement by the shareholders of CITATION, and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to Cerner to such recommendation or take any action or make any statement in connection with the CITATION Shareholder Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the CITATION Recommendation").

          (c) Each party shall afford the other party reasonable opportunities to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

          (d) Cerner and CITATION agree to use their respective reasonable best efforts to cause the shares of Cerner Common Stock to be issued to CITATION Shareholders upon conversion of shares of Common Stock in accordance with this Agreement, the Articles of Merger and the Certificate of Merger to be approved for listing upon issuance on the Nasdaq National Market.

     SECTION 7.3. Public Announcements. Cerner and CITATION shall use their reasonable best efforts to develop a joint communications plan and each party shall use its reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any rules of the Nasdaq National Market, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     SECTION 7.4. Access to Information; Notification of Certain Matters.

          (a) From the date hereof until the Effective Time and subject to applicable law, CITATION shall (i) give to Cerner, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books, records, contracts, commitments, officers and employees and all other information concerning it and its business, properties, assets, condition (financial or otherwise) or prospects of such party, (ii) consistent with its legal obligations, furnish or make available to Cerner, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of Cerner in its investigation. Any investigation pursuant to this Section
     7.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of Cerner and CITATION will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 7.4 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

          (b) Each party hereto shall give prompt notice to each other party hereto of:

              (i) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement;

              (iii) such party's obtaining Knowledge of any actions, suits, claims, investigations or proceedings commenced, threatened against, relating to or involving or otherwise affecting either CITATION or Cerner, as the case may be, or any Subsidiary of either of them which relate to the consummation of the transactions contemplated by this Agreement; or

              (iv) such party's obtaining Knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall limit or otherwise affect the representations, warranties, obligations or remedies of the parties to the conditions to the obligations of the parties hereunder.

     SECTION 7.5. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of CITATION or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CITATION or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of CITATION or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger.

     SECTION 7.6. Tax Treatment.

          (a) Prior to the Effective Time, each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Merger to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause the Merger not so to qualify. The Surviving Corporation shall not take any action after the Effective Time that would cause the Merger not to qualify a 368 Reorganization.

          (b) Each party shall cooperate with the other party and shall use its reasonable best efforts to obtain the opinions referred to in Sections 8.2(b) and 8.3(b) and in connection therewith, each of Cerner and CITATION shall deliver to such counsel customary representation letters substantially in the forms attached hereto as Exhibit C and Exhibit D (the "Cerner Representation Letter" and the "CITATION Representation Letter", respectively) or otherwise in form and substance reasonably satisfactory to such counsel.

     SECTION 7.7. Affiliates. Not less than 45 days prior to the Effective Time, CITATION shall deliver to Cerner a letter identifying all persons who, in the reasonable judgment of CITATION, may be deemed at the time this Agreement is submitted for adoption by the shareholders of CITATION, "affiliates" of CITATION for purposes of Rule 145 under the Securities Act and such list shall be updated as necessary to reflect changes from the date hereof. CITATION shall use reasonable best efforts to cause each Person identified on such list to deliver to Cerner not less than 10 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit E hereto (an "Affiliate Agreement"), which Affiliate Agreements shall require compliance with Rule 145 under the Securities Act.

     SECTION 7.8. Benefit Matters. Cerner and CITATION will work together to transition CITATION employees to Cerner employee benefit plans, as appropriate.

     SECTION 7.9. Antitrust Matters. The parties hereto promptly will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to permit the Merger and the transactions contemplated by this Agreement and, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Entities. The parties hereto promptly will furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings and will take all reasonable actions and file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entities, as may be required under the HSR Act for the consummation of the Merger.

     SECTION 7.10. Exemption From Liability Under Section 16(b).

          (a) Provided that CITATION delivers to Cerner the Section 16 Information with respect to CITATION prior to the Effective Time, the Board of Directors of Cerner, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange
     Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the CITATION Insiders of Cerner Common Stock in exchange for shares of Common Stock, and of options to purchase Cerner Common Stock upon assumption and conversion by the Surviving Corporation of options to purchase Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the
     Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

          (b) "Section 16 Information" shall mean information accurate in all respects regarding the CITATION Insiders, the number of shares of Common Stock, or other CITATION equity securities, deemed to be beneficially owned by each such CITATION Insider and expected to be exchanged for Cerner Common Stock in connection with the Merger.

          (c) "CITATION Insiders" shall mean those officers and directors of CITATION who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

     SECTION 7.11. Indemnification and Insurance.

          (a) The Certificate of Incorporation and By-Laws of Merger Sub shall contain provisions with respect to indemnification and exculpation similar to those set forth in the Articles of Incorporation and By-Laws of CITATION, which provisions Cerner shall not and shall cause Merger Sub not to amend, repeal or otherwise modify for a period of five (5) years from the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of CITATION, unless such amendment, repeal or other modification is required by applicable law.

          (b) From and after the Effective Time, Cerner and Merger Sub agree that they will indemnify and hold harmless each present director and officer of CITATION (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that CITATION would have been permitted under Missouri Law and its Articles of Incorporation or By-Laws in effect on the date of this Agreement to indemnify such person (and Cerner and Merger Sub shall also advance expenses as incurred to the fullest extent permitted under applicable Missouri Law and the Articles of Incorporation and the By-Laws of CITATION, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (c) Any Indemnified Party wishing to claim indemnification under paragraph (b) of this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Cerner thereof in writing, but the failure to so notify shall not relieve Cerner of any liability it may have to such Indemnified Party if such failure does not materially prejudice Cerner. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Cerner or Merger Sub shall have the right to assume the defense thereof, and Cerner shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Cerner or Merger Sub elects not to assume such defense, or if there are any issues which raise material conflicts of interest between Cerner or Merger Sub and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Cerner, and Cerner or Merger Sub shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties; provided, however, that Cerner shall be obligated pursuant to this paragraph (c) to pay for only one firm or counsel for all Indemnified Parties and, as applicable, for local counsel, and provided, however, the costs of more than one firm or counsel shall be paid if the Indemnified Parties cannot be represented by one firm or counsel because of a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Cerner shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

          (d) For a period of five (5) years after the Effective Time and to the extent available, Cerner or Merger Sub shall maintain in effect policies of directors' and officers' liability insurance covering those persons who are currently covered by CITATION's directors' and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to them in any material respect than the terms now applicable to them under CITATION's current insurance policies; provided that Cerner and Merger Sub shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (e) If Cerner or Merger Sub or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each case, proper provisions shall be made so that the successors and assigns of Cerner or Merger Sub, as the case may be, shall assume all of the obligations set forth in this Section 7.11; provided, that the failure to make such provisions shall not affect the validity of any such consolidation, merger or transfer.

          (f) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and representatives.

          (g) Notwithstanding the foregoing, neither Cerner nor Merger Sub shall have any obligation to indemnify or exculpate any officer or director or CITATION from liability to Cerner, Merger Sub or Cerner's stockholders for any acts related to or arising out of the Merger, this Agreement or the transactions contemplated hereby if and to the extent such person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     SECTION 8.1. Conditions to the Obligations of Each Party. The respective obligations of CITATION, Cerner and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The CITATION Shareholder Approval shall have been obtained;

          (b) Securities Laws. (i) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn, (ii) all state securities or blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect, and (iii) the Nasdaq National Market shall have approved the listing of the Cerner Common Stock portion of the Merger Consideration, subject to notice of issuance;

          (c) Antitrust. Any applicable waiting period under the HSR Act contemplated by Section 7.9 hereof shall have expired or been earlier terminated;

          (d) Other Regulatory Approvals. Other than the filings provided for by
     Article II, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would have a CITATION Material Adverse Effect, a Cerner Material Adverse Effect or a Surviving Corporation Material Adverse Effect, shall have been filed, occurred or been obtained; and

          (e) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting, enjoining or restraining consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Surviving Corporation Material Adverse Effect after giving effect to the Merger; provided, however, that the provisions of this Section 8.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to Sections 7.1 and 7.2 shall have been the cause of, or shall have resulted in, such order or injunction.

     SECTION 8.2. Conditions to the Obligations of Cerner and Merger Sub. The obligations of Cerner and Merger Sub to consummate the Merger are subject to the satisfaction, or waiver by Cerner and Merger Sub, on or prior to the Closing Date, of the following further conditions:

          (a) Representations and Covenants. (i) CITATION shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificate of Merger; (ii) the representations and warranties of CITATION in this Agreement that are qualified as to materiality, CITATION Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, CITATION Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) Cerner shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of CITATION to the foregoing effect;

          (b) Tax Opinion. Cerner shall have received an opinion of Stinson, Mag & Fizzell, P.C. in form and substance reasonably satisfactory to Cerner, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificate of Merger, to the effect that the Merger will qualify for federal income tax purposes as a 368 Reorganization and that each of Cerner, CITATION and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Cerner, CITATION and Merger Sub;

          (c) Employment Agreements. J. Robert Copper and Richard D. Neece shall have executed and delivered to Cerner employment agreements in a form mutually agreeable to such parties;

          (d) Affiliate Agreements. Cerner shall have received from each Person named in the letter referred to in Section 7.7 an executed copy of an Affiliate Agreement;

          (e) Opinion of Counsel. Cerner shall have received an opinion of Thompson Coburn LLP in substantially the form attached hereto as Exhibit H; and

          (f) No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of CITATION from March 31, 2000 through the Closing Date.

     SECTION 8.3. Conditions to the Obligations of CITATION. The obligations of CITATION to consummate the Merger are subject to the satisfaction, or waiver by CITATION, on or prior to the Closing Date, of the following further conditions:

          (a) Representations and Covenants. (i) Cerner shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificate of Merger; (ii) the representations and warranties of Cerner and Merger Sub in this Agreement that are qualified as to materiality, Cerner Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties which address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, Cerner Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) CITATION shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Cerner and Merger Sub to the foregoing effect;

          (b) Tax Opinion. CITATION shall have received an opinion of Thompson Coburn LLP in form and substance reasonably satisfactory to CITATION, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificate of Merger, to the effect that the Merger will qualify for federal income tax purposes as a 368 Reorganization and that each of Cerner, Merger Sub and CITATION will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Cerner, Merger Sub and CITATION;

          (c) Employment Agreements. Cerner shall have executed and delivered employment agreements to J. Robert Copper and Richard D. Neece, in a form mutually agreeable to such parties;

          (d) Opinion of Counsel. CITATION shall have received an opinion of Stinson, Mag & Fizzell and/or the General Counsel of Cerner, in substantially the form attached hereto as Exhibit I; and

          (e) No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of Cerner from the date of the Cerner Balance Sheet through the Closing Date.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 9.1(a)), notwithstanding approval thereof by the shareholders of CITATION:

          (a) by mutual written agreement of Cerner and CITATION;

          (b) by either CITATION or Cerner, if

               (i) the Merger shall not have been consummated by December 30, 2000 (the "Expiration Date") unless the holders of Common Stock do not approve this Agreement by the Expiration Date, in which case this Agreement is terminable under Section 9.1(b)(iii); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the Expiration Date;

               (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Cerner, CITATION or the Merger Sub from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; or

               (iii) the holders of Common Stock do not approve this Agreement on or before the Expiration Date.

          (c) by Cerner, (i) if there shall have occurred an Adverse Change in the CITATION Recommendation (or the Board of Directors of CITATION have resolved to take such action); (ii) if there shall have occurred a willful and material breach of Section 6.2 by CITATION or any of its officers, directors, employees, advisors or agents; (iii) if a breach of any representation, warranty, covenant or agreement on the part of CITATION set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Expiration Date; (iv) CITATION shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of CITATION in favor of the adoption and approval of this Agreement and the approval of the Merger; (v) the Board of Directors of CITATION shall have approved, endorsed or recommended any Acquisition Proposal of CITATION; (vi) a tender or exchange offer relating to securities of CITATION shall have been commenced and CITATION shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that CITATION recommends rejection of such tender or exchange offer; or (vii) CITATION or CITATION's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

          (d) by CITATION, if a breach of any representation, warranty, covenant or agreement on the part of Cerner set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.3(a) not to be satisfied, and such condition is incapable of being satisfied by the Expiration Date;

          (e) by CITATION, pursuant to the provisions of Section 6.2(b); or

          (f) automatically if the transactions contemplated herein are enjoined by a court of competent jurisdiction for a period extending beyond 90 days.

     SECTION 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Cerner or CITATION or their respective officers or directors except with respect to the provisions of Sections 9.2, 10.1, 10.4, 10.5, and 10.10 of this Agreement which provisions shall remain in full force and effect and survive any termination of this Agreement, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Cerner nor CITATION shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement.

     SECTION 9.3. Termination Fees; Other Fees.

          (a) CITATION agrees to pay to Cerner upon demand a termination fee of Six Hundred Thousand Dollars ($600,000) (the "Termination Fee") (i) if this Agreement is terminated pursuant to Section 9.1(b)(iii) and the closing sale price per share of Cerner Common Stock, as reported by Nasdaq, is greater than $24.00 on at least 10 of the last 20 trading days immediately preceding the date for the CITATION Shareholder Meeting as set forth in the definitive Joint Proxy Statement/Prospectus, or (ii) pursuant to Section 6.2(b). In the event of a termination of this Agreement pursuant to Section 6.2(b) or 9.1(b)(iii) of this Agreement, the payments provided under this
     Section 9.3(a) shall be the sole and exclusive remedy available to Cerner.

          (b) Except as set forth in this Section 9.3, all Expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. All CITATION Expenses will be recorded prior to the Closing Date. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of shareholder approval.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the first service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) the second Business Day if delivered by nationally recognized overnight courier. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         if to the Surviving Corporation, to the address set forth below for Cerner and CITATION, including copies;

                if to Cerner and/or Merger Sub, to:

                       Cerner Corporation
                       2800 Rockcreek Parkway
                       Kansas City, Missouri 64117
                       Attention:  President
                           with copies to:

                                    Cerner Corporation
                                    2800 Rockcreek Parkway
                                    Kansas City, Missouri 64117
                                    Attention:  General Counsel

                                    Stinson, Mag & Fizzell, P.C.
                                    1201 Walnut Street, Suite 2800
                                    Kansas City, MO 64106
                                    Attention:  Craig L. Evans

                           if to CITATION to:

                                    CITATION Computer Systems, Inc.
                                    424 South Woods Mill Road
                                    Suite 200
                                    Chesterfield, Missouri 63017
                                    Attention:  President

                           with a copy to:

                                    Thompson Coburn LLP
                                    One Firstar Plaza
                                    St. Louis, Missouri 63101
                                    Attention:  Thomas A. Litz

     SECTION 10.2. Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Cerner and CITATION or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the CITATION Shareholder Approval, no such amendment or waiver shall, without the further approval of such shareholders, be made that would require such approval under any applicable law, rule or regulation.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.3. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 10.4. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to any principles of Delaware conflicts or choice of law.

     SECTION 10.5. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 10.6. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.7. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 10.8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.9. Entire Agreement. This Agreement (together with the exhibits and schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     SECTION 10.10. Severability. If any term, provision, covenant or restriction set forth in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not deemed by a party (acting reasonably and in good faith) to be materially adverse to that party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          CERNER CORPORATION


                          By:  /s/ Marc G. Naughton
                               -------------------------------------------------
                               Marc G. Naughton, Vice President and Chief
                               Financial Officer


                          CITATION COMPUTER SYSTEMS, INC.


                          By:  /s/  J. Robert Copper
                               -------------------------------------------------
                               J. Robert Copper, Chairman and Chief
                               Executive Officer


                          CERNER PERFORMANCE LOGISTICS, INC.


                          By: /s/ Marc G. Naughton
                               -------------------------------------------------
                               Marc G. Naughton, Vice President and Chief
                               Financial Officer

                                   APPENDIX I

                                  DEFINITIONS

     "Acquisition Proposal for CITATION" means any offer or proposal for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, issuance of securities, liquidation, dissolution, tender offer or exchange offer or other similar transaction or series of transactions involving, or any purchase of 10% or more of the assets, or directly or indirectly acquires beneficial ownership of securities representing, or exchangeable for or convertible into, more than 10% of the outstanding securities of any class of voting securities of CITATION or in which CITATION issues securities representing 10% of the outstanding securities of any class of voting securities of CITATION, other than the transactions contemplated by this Agreement.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or partnership or other ownership interests, by contract, or otherwise.

     "Average Cerner Stock Price" means the average of the closing sales price per share of Cerner Common Stock as reported by NASDAQ on each of the 20 consecutive trading days immediately preceding the third trading day prior to the date of the determination.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in the State of Missouri.

     "Cerner Balance Sheet" means Cerner's audited balance sheet dated January 1, 2000.

     "Cerner Common Stock" means the common stock of Cerner, par value $.01 per share, including the associated rights (the "Cerner Stock Purchase Rights") to purchase shares of Series A Preferred Stock of Cerner pursuant to the Amended and Restated Rights Agreement, dated as of March 12, 1999, between Cerner and UMB Bank, n.a., as Rights Agent. All references in this Agreement to Cerner Common Stock shall be deemed to include the Cerner Stock Purchase Rights.

     "Cerner Disclosure Schedule" means the schedule delivered to CITATION by Cerner pursuant to Article III hereof containing exceptions to the representations and warranties of Cerner set forth in such Article III.

     "Cerner SEC Documents" means (i) Cerner's annual report on Form 10-K for its fiscal year ended January 1, 2000 (the "Cerner 10-K"), (ii) Cerner's quarterly report on Form 10-Q (the "Cerner 10-Q") for its fiscal quarter ended April 1, 2000, (iii) Cerner's proxy or



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


information statements relating to meetings of, or actions taken without a meeting by, Cerner's stockholders held since May 28, 1999, and (iv) all other reports, filings, registration statements and other documents filed by it with the SEC since January 1, 1999.

     "CITATION Balance Sheet" means CITATION's draft audited balance sheet relating to its fiscal year ended on March 31, 2000.

     "CITATION Disclosure Schedule" means the schedule delivered to Cerner by CITATION pursuant to Article IV hereof containing exceptions to the representations and warranties of CITATION set forth in such Article IV.

     "CITATION Preferred Stock" means the preferred stock, par value $.01 per share, of CITATION.

     "CITATION SEC Documents" means (i) CITATION's annual report on Form 10-K for its fiscal year ended March 31, 1999 (the "CITATION 10-K"), (ii) CITATION's proxy or information statements relating to meetings of, or actions taken without a meeting by, CITATION's shareholders held since August 19, 1999, and
(iv) all other reports, filings, registration statements and other documents filed by it with the SEC since March 31, 1999.

     "Closing" means the closing of the Merger contemplated in this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of CITATION.

     "Confidentiality Agreement" means the Confidentiality Agreement by and between Cerner and CITATION attached hereto as Exhibit J.

     "Copyrights" mean all copyrightable works in both published works and unpublished works registered and unregistered, including, without limitation, any software.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" means UMB Bank, n.a., or any successor exchange agent agreed upon by Cerner and CITATION.

     "Exchange Ratio" means 0.1695, such number may be adjusted pursuant to
Section 2.1(g).

     "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

     "Joint Proxy Statement/Prospectus" means the joint proxy statement/prospectus included in the Registration Statement relating to the CITATION Shareholder Meeting, together with any amendments or supplements thereto.

     "Knowledge" means, with respect to the matter in question, if any of (i) in the case of Cerner or Merger Sub, Zane Burke and Randy Sims, and (ii) in the case of CITATION, the executive officers and directors of CITATION, in each case after good faith due inquiry.

     "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, statute, rule, regulation, treaty, ordinance or principle of common law.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Marks" mean all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications therefor as well as the goodwill of the business associated therewith.

     "Material Adverse Effect" means a material adverse effect on the financial condition, business, results of operations or prospects of a Person and its Subsidiaries, taken as a whole, but shall exclude any material adverse effect arising out of any change or development relating to (i) U.S. or global economic or industry conditions, (ii) changes in U.S. or global financial markets or conditions, and/or (iii) any generally applicable change in Law or GAAP or interpretation of any thereof. "Cerner Material Adverse Effect" means a Material Adverse Effect in respect of Cerner, "CITATION Material Adverse Effect" means a Material Adverse Effect in respect of CITATION and "Surviving Corporation Material Adverse Effect" means a Material Adverse Effect in respect of the Surviving Corporation.

     "Patents" mean all patents, patent applications, and inventions and discoveries that may be patentable.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

     "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the Cerner Common Stock issuable in connection with the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person. "Cerner Subsidiary" means a Subsidiary of Cerner.

     "Tax" or "Taxes" means any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including any interest, penalties and addition imposed thereon or with respect thereto.

     "Trade Secrets" mean trade secrets (such as customer information, technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process) and other confidential and proprietary information concerning the products, processes, or services of CITATION, including but not limited to: computer programs; unpatented or unpatentable inventions; ideas, discoveries or improvements; know-how, procedures, methodologies, machines, lectures, manuals, reports, illustrations, plans, designs, proposals, programming aids, flow charts, algorithms, schematics; marketing, manufacturing, or organizational research and development results and plans; business and strategic plans; sales forecasts and plans; personnel information, including the identity of employees of CITATION, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning purchases of major equipment or property; and information about potential mergers or acquisitions.

     "368 Reorganization" means a merger that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

     In addition to the definitions set forth above, each of the following terms is defined in the Section set forth opposite such term:

     TERMS                                                   SECTIONS
     -----                                                   --------

     Adverse Change in the CITATION Recommendation           7.2(b)
     Affiliate Agreement                                     7.7
     Agreement                                               Preamble
     Articles of Merger                                      2.1(b)
     Cerner                                                  Preamble
     Cerner Financial Statement                              3.11
     Cerner Representation Letter                            7.6(b)
     Cerner Return                                           3.12
     Certificate of Merger                                   2.1(b)
     Certificates                                            2.3(a)

     TERMS                                                   SECTIONS
     -----                                                   --------

     CITATION                                                Preamble
     CITATION Employee Plans                                 4.13(a)
     CITATION Financial Statements                           4.7(a)
     CITATION Insiders                                       7.10(c)
     CITATION Intellectual Property                          4.16(b)
     CITATION Representation Letter                          7.6(b)
     CITATION Returns                                        4.12(a)
     CITATION Securities                                     4.5(b)
     CITATION Shareholder Approval                           Recitals
     CITATION Shareholders Meeting                           4.19(b)
     CITATION Stock Options                                  4.5(a)
     CITATION Warrants                                       4.5(a)
     Common Stock                                            Recitals
     Costs                                                   7.11(b)
     Delaware Law                                            2.1(a)
     Effective Time                                          2.1(b)
     Environmental Laws                                      4.17(b)
     ERISA                                                   4.13(a)
     ERISA Affiliate                                         4.13(a)
     Exchange Fund                                           2.3(a)
     Expenses                                                9.3
     Expiration Date                                         9.1(b)(i)
     GAAP                                                    3.5(d)
     HSR Act                                                 3.3
     Indemnified Parties                                     7.11(b)
     Merger                                                  Recitals
     Merger Consideration                                    2.1(e)(i)
     Merger Sub                                              Preamble
     Missouri Law                                            2.1(a)
     Multiemployer Plan                                      4.13(b)
     Retirement Plan                                         4.13(b)
     Section 16 Information                                  7.10(b)
     Shareholder Agreement                                   Recitals
     Shares                                                  Recitals
     Stock Rights                                            2.1(f)
     Superior Proposal                                       6.2(b)
     Surviving Corporation                                   2.1(a)